Exhibit 10.9

DIRECTOR FORM

Name of Participant:	[__________]
Number of Shares of Restricted Stock:	[__________]
Date of Grant:	[__________]

WATERS CORPORATION

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This agreement (this “Agreement”) evidences the grant of shares of Restricted Stock by Waters Corporation (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms and conditions of the Waters Corporation 2020 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Restricted Stock. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, the number of shares of Restricted Stock set forth above (the “Shares”), subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting. The term “vest” as used herein with respect to any Share means the lapsing of the forfeiture conditions described in this Section 2 with respect to such Share and the term “vested” as applied to any Share means that the Share is not then subject to forfeiture as described in this Section 2. Unless earlier terminated, forfeited, relinquished or expired, one hundred percent (100%) of the Shares will vest on the first (1st) anniversary of the Date of Grant, subject to the Participant remaining in continuous Employment from the Date of Grant through such vesting date. If the Participant’s Employment ceases for any reason prior to such vesting date, all then outstanding and unvested Shares will be automatically and immediately forfeited immediately upon such termination for no consideration. Notwithstanding the foregoing, in the event the Participant’s Employment terminates due to his or her death, any Shares that are then outstanding and unvested shall vest in full as of immediately prior to such termination.

3. Company Policies. By accepting the Shares, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Shares, including the right to any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. Nothing in the preceding sentence will be construed as limiting the general application of Section 6 of this Agreement.

4. Nontransferability. Prior to becoming vested, the Shares may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. Following vesting, the Shares may be transferred subject to compliance with applicable law and the terms of any policies of the Company or any of its Affiliates.

5. Taxes. The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the grant, vesting or disposition of the Shares. The Company will have no liability or obligation related to the foregoing.

6. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting the Shares, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

7. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

WATERS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

[Signature Page to Restricted Stock Agreement]